EXHIBIT 19.8

PRINCIPAL SUBSIDIARIES AND OPERATING ENTITIES AS AT 31 DECEMBER

	Country of incorporation		Shares held 2014	Shares held 2013	Holding	Percentage held
						2014	2013
Principal subsidiaries and controlled operating entities(1)
AngloGold Ashanti Australia Limited(2)	2		257,462,077	257,462,077	I	100	100
AngloGold Ashanti Holdings plc	6		5,219,748,514	5,105,738,016	D	100	100
AngloGold Ashanti USA Incorporated	12	}	237	237	D	100	100
			*500	*500	D
AngloGold Ashanti Córrego do Sítio Mineração S.A.	3		4,167,084,999	4,167,084,999	I	100	100
AngloGold Ashanti (Ghana) Limited(3)	4		132,419,584	132,419,584	I	100	100
AngloGold Ashanti (Iduapriem) Limited	4		66,270	66,270	I	100	100
AngloGold Namibia (Pty) Limited(4)	9		-	10,000	D	-	100
Cerro Vanguardia S.A.	1		13,875,000	13,875,000	I	92.50	92.50
AngloGold Ashanti (Colorado) Corp(5)	11		1,250	1,250	I		100
Geita Gold Mining Limited	10		123,382,772	123,382,772	I	100	100
Mineração Serra Grande S.A.	3		1,999,999	1,999,999	I	100	100
Societé AngloGold Ashanti de Guinée S.A.	5		3,486,134	3,486,134	I	85	85

Joint venture operating entities
Kibali (Jersey) Limited(6)	7		2,310	2,214	I	50	50
Société des Mines de Morila S.A.	8		400	400	I	40	40
Société d’Exploitation des Mines d’Or de Sadiola S.A.	8		41,000	41,000	I	41	41
Société d’Exploitation des Mines d’Or de Yatela S.A.	8		400	400	I	40	40

Principal subsidiaries are those subsidiaries that hold material contracts and/or act as borrowers and/or guarantors of such material contracts.

*	Indicates preference shares

D – Direct Holding

I – Indirect Holding

(1)	All the operations in South Africa, namely, Mine Waste Solutions, Great Noligwa, Kopanang, Moab Khotsong, Mponeng and TauTona are all held by the parent company, AngloGold Ashanti Limited.
(2)	Operates the Sunrise Dam Gold Mine and the Tropicana joint venture in Australia.
(3)	Operates the Obuasi mine in Ghana.
(4)	The company was sold in June 2014.
(5)	Operates the Cripple Creek & Victor gold mine.
(6)	Owner of Kibali Gold Mines S.A. DRC which operates the Kibali mine in the Democratic Republic of the Congo.

1 Argentina	7	Jersey
2 Australia	8	Mali
3 Brazil	9	Namibia
4 Ghana	10	Tanzania
5 Republic of Guinea	11	United States of America
6 Isle of Man

E-5